UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2023

VITAL ENERGY, INC.

(Exact name of registrant as specified in charter)

Delaware	001-35380	45-3007926
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 E. Second Street, Suite 1000, Tulsa, Oklahoma	74120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 513-4570

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	VTLE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Equity Underwriting Agreement

On September 14, 2023, Vital Energy, Inc. (the “Company”) entered into an underwriting agreement (the “Equity Underwriting Agreement”) with BofA Securities, Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule 1 thereto (together, the “Equity Underwriters”), providing for the offer and sale by the Company (the “Equity Offering”) of 2,750,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a purchase price to the Equity Underwriters of $51.30 per share. Pursuant to the Equity Underwriting Agreement, the Company granted the Equity Underwriters a 30-day option to purchase up to an additional 412,500 shares of Common Stock on the same terms. The Equity Underwriters intend to offer the shares of Common Stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

The Equity Offering closed on September 19, 2023. The Company received net proceeds of approximately $138.8 million (after deducting estimated offering expenses) from the Equity Offering.

The Equity Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, obligations of the parties and termination provisions. The Company has agreed to indemnify the Equity Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Equity Underwriters may be required to make because of any of those liabilities. The Equity Offering is being made pursuant to a prospectus supplement dated September 14, 2023 and the prospectus dated March 21, 2022, relating to the Company’s effective shelf registration statement on Form S-3 (File No. 333-263752).

The foregoing description of the Equity Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Equity Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated into this Item 1.01 by reference.

Certain of the Equity Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment hedging, financing and brokerage activities. Some of the Equity Underwriters and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company and for its affiliates in the ordinary course of business for which they have received and would receive customary compensation. In the ordinary course of their business activities, the Equity Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the issuer. Certain of the Equity Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notes Underwriting Agreement

On September 18, 2023, the Company and its wholly-owned subsidiary, Vital Midstream Services, LLC, entered into an underwriting agreement (the “Notes Underwriting Agreement”) with Wells Fargo Securities, LLC, as representative of the several underwriters named in Schedule A to the Notes Underwriting Agreement (together, the “Notes Underwriters”), providing for the offer and sale by the Company (the “Notes Offering”) of (i) $400.0 million aggregate principal amount of the Company’s 10.125% senior unsecured notes due 2028 (the “2028 Notes”) and (ii) $500.0 million aggregate principal amount of the Company’s 9.750% senior unsecured notes due 2030 (the “2030 Notes” and together with the 2028 Notes, the “Notes”), for a total of $900.0 million.

The Notes Offering is expected to close on or about September 25, 2023, subject to customary closing conditions. The Company will receive net proceeds of approximately $881.0 million (after deducting underwriting discounts and commissions and estimated offering expenses) from the Notes Offering.

The Notes Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary obligations of the parties and termination provisions. The Company has agreed to indemnify the Notes Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Notes Underwriters may be required to make because of any of those liabilities. The Notes Offering is being made pursuant to a prospectus supplement dated September 18, 2023 and the prospectus dated March 21, 2022, relating to the Company’s effective shelf registration statement on Form S-3 (File No. 333-263752).

The foregoing description of the Notes Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Notes Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.2 and incorporated into this Item 1.01 by reference.

Certain of the Notes Underwriters or their affiliates are agents and/or lenders under the Company’s senior secured credit facility and, accordingly, will receive a portion of the net proceeds of the Notes Offering. Certain of the Notes Underwriters or their affiliates own the Company’s 9.500% senior unsecured notes due 2025 to be satisfied and discharged and, accordingly, may receive a portion of the net proceeds from the Notes Offering. Affiliates of Wells Fargo Securities, LLC and BofA Securities, Inc. are lenders under the Company’s senior secured credit facility, and each are expected to receive more than 5% of the net proceeds of the Notes Offering due to the repayment of borrowings thereunder. Accordingly, the Notes Offering is being conducted in accordance with Financial Industry Regulatory Authority Rule 5121. This rule requires, among other things, that a qualified independent underwriter (“QIU”) has participated in the preparation of, and has exercised the usual standards of “due diligence” in respect to, the registration statement and the prospectus. BOK Financial Securities, Inc. has agreed to act as QIU for the Notes Offering and to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act, specifically those inherent in Section 11 of the Securities Act. The Company has agreed to indemnify BOK Financial Securities, Inc. against certain liabilities incurred in connection with it acting as QIU in the Notes Offering, including liabilities under the Securities Act.

Some of the Notes Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, U.S. Bancorp Investments, Inc., one of the Notes Underwriters, is an affiliate of U.S. Bank Trust Company, N.A., trustee for the 2030 Notes.

In addition, in the ordinary course of their business activities, the Notes Underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Company or its affiliates. Certain of the Notes Underwriters or their affiliates that have a lending relationship with the Company routinely hedge, or may hedge, their credit exposure to the Company consistent with their customary risk management policies. Typically, these Notes Underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the new notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The Notes Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Item 3.03	Material Modification to Rights of Security Holders.

The information included in Item 5.03 of this Current Report on Form 8-K regarding the Preferred Stock (as defined below) is incorporated by reference into this Item 3.03.

Upon issuance of the Preferred Stock, the ability of the Company to declare or pay dividends on, or purchase, redeem or otherwise acquire, shares of the Company’s Common Stock will be subject to certain restrictions in the event that the Company fails to pay dividends on its Preferred Stock. These restrictions are set forth in the Certificate of Designations (as defined below) establishing the terms of the Preferred Stock, a copy of which is filed as Exhibit 3.1 hereto and incorporated into this Item 3.03 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, on September 13, 2023, the Company entered into a purchase and sale agreement with Henry Resources, LLC, Henry Energy LP and Moriah Henry Partners LLC (collectively, “Henry”), pursuant to which the Company agreed to purchase Henry’s oil and gas properties in the Midland and Delaware Basin, including approximately 15,900 net acres located in Midland, Reeves and Upton Counties, equity interests in certain subsidiaries and related assets and contracts, for consideration comprising (i) approximately 3.72 million shares of Common Stock, and (ii) approximately 4.98 million shares of the Company’s 2.0% Cumulative Mandatorily Convertible Series A Preferred Stock, par value $0.01 per share (the “Preferred Stock”), each subject to purchase price adjustments and customary closing adjustments.

On September 13, 2023, the Company filed a Certificate of Designations of 2.0% Cumulative Mandatorily Convertible Series A Preferred Stock of Vital Energy, Inc. (the “Certificate of Designations”) with the Secretary of State of the State of Delaware setting forth the terms of the Preferred Stock, and the Certificate of Designations became effective on such date.

The Certificate of Designations provides that, so long as any shares of Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Company shall not, without the affirmative vote or consent (which shall not be unreasonably withheld) of the holders of record of the Preferred Stock (the “Holders”) of at least a majority of the outstanding shares of Preferred Stock voting or consenting, as the case may be, separately as one class, (A) create, authorize or issue any class or series of Parity Stock or Senior Stock (each as defined in the Certificate of Designations) (or any security convertible into Parity Stock or Senior Stock) or (B) amend the Company’s constituent documents by merger or otherwise so as to affect adversely the rights, preferences, privileges or voting rights of Holders, including, without limitation, provisions relating to dividends, conversion rights and ranking. The Preferred Stock otherwise has no voting rights except as otherwise required by the General Corporation Law of the State of Delaware.

Holders are entitled to receive cumulative cash dividends at a rate per annum of 2.0% per share of Preferred Stock on the “Liquidation Preference” (which is, with respect to each share of Preferred Stock, $54.96); provided that such rate shall automatically increase to (i) 5.0% on September 15, 2024, and (ii) 8.0% on September 15, 2025, when, as and if declared by the Company’s Board of Directors out of assets legally available for the payment of such dividends. Dividends are payable on January 1, April 1, July 1 and October 1 of each year, commencing on October 1, 2023.

The conversion of the shares of Preferred Stock into shares of Common Stock is conditioned on, and will occur following, the approval by the Company’s stockholders of the issuance of such shares under the New York Stock Exchange rules.

The Company may, at any time and from time to time, elect to redeem all outstanding shares of Preferred Stock, or any portion thereof, in cash at a redemption price per share of Preferred Stock equal to an amount per share of Preferred Stock equal to the greater of (i) the Liquidation Preference plus accumulated dividends, and (ii) the Average VWAP (as defined in the Certificate of Designations) for the 20 consecutive trading day period ending on the date immediately preceding the elected redemption date.

The description of Preferred Stock set forth herein is qualified in its entirety by reference to the Certificate of Designations, a copy of which is filed as Exhibit 3.1 hereto and incorporated into this Item 5.03 by reference.

Item 7.01	Regulation FD Disclosure.

On September 13, 2023, the Company issued a press release announcing the commencement of the Equity Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On September 14, 2023, the Company issued a press release announcing the pricing of the Equity Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the Company’s press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

On September 13, 2023, the Company issued a press release announcing the commencement of the Notes Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the Company's press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

On September 18, 2023, the Company issued a press release announcing the pricing of the Notes Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the Company's press release is furnished as Exhibit 99.4 to this Current Report on Form 8-K and incorporated herein by reference.

All statements in the press releases, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results or developments may differ materially from those in the forward-looking statements. See the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Company’s other filings with the U.S. Securities and Exchange Commission for a discussion of other risks and uncertainties. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under this Item 7.01 of this Current Report on Form 8-K and the exhibits attached hereto are deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information and exhibits be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated September 14, 2023, among Vital Energy, Inc., BofA Securities, Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule 1 thereto.
1.2	Underwriting Agreement, dated September 18, 2023, among Vital Energy, Inc., Laredo Midstream Services, LLC and Wells Fargo Securities, LLC, as representative of the several underwriters named in Schedule A thereto.
3.1	Certificate of Designations of 2.0% Cumulative Mandatorily Convertible Series A Preferred Stock of Vital Energy, Inc., as filed with the Secretary of State of the State of Delaware on September 13, 2023.
5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP.
23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).
99.1	Press release dated September 13, 2023 announcing commencement of the Equity Offering.
99.2	Press release dated September 14, 2023 announcing pricing of the Equity Offering.
99.3	Press release dated September 13, 2023 announcing commencement of the Notes Offering.
99.4	Press release dated September 18, 2023 announcing pricing of the Notes Offering.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAL ENERGY, INC.

Date: September 19, 2023	By:	/s/ Bryan J. Lemmerman
Bryan J. Lemmerman
Senior Vice President and Chief Financial Officer